Exhibit (n) under Form N-1A
                                          Exhibit  99 under Item 601/ Reg. S-K



                          THE RIVERFRONT FUNDS, INC.
                                     and
                             THE RIVERFRONT FUNDS

                               Rule 18f-3 Plan

                               October 28, 1998
                         as amended February 23, 2001

      The Investment Company Act of 1940, as amended (the "1940 Act"), permits open-end management investment companies ("mutual funds") which have received exemptive orders permitting them to issue multiple classes of voting stock representing interests in the same portfolios to choose to operate the multiple classes under Rule 18f-3 of the 1940 Act instead of the exemptive orders. Mutual funds that choose to operate under Rule 18f-3 must prepare a written plan meeting the requirements of paragraph (d) of the Rule and file a copy of such plan with the Securities and Exchange Commission ("SEC") as an exhibit to the mutual fund's Registration Statement. Provided that no changes are made to arrangements and expense allocations under an existing order, paragraph (d) of Rule 18f-3 does not require a mutual fund board's approval of such plan.

      Under the  authority  of Rule  18f-3,  The  Riverfront  Funds,  Inc.,  a
Maryland corporation (the "Corporation") on October 28, 1998, adopted a written plan under which the Corporation, on behalf of the following series of the Corporation, The Riverfront U.S. Government Securities Money Market Fund, The Riverfront U.S. Government Income Fund, The Riverfront Income Equity Fund, The Riverfront Stock Appreciation Fund (to be renamed The Riverfront Small Company Fund), The Riverfront Large Company Select Fund and The Riverfront Balanced Fund (singly, a "Fund", and collectively, the "Funds"), may issue multiple classes of shares.

      On December 29, 1998, the Funds of the Corporation were reorganized with and into identical shell series of The Riverfront Funds, and Ohio business trust (the "Trust"), and the Rule 18f-3 Plan of the Corporation was assumed by the Trust.

      Subsequently, The Riverfront Small Company Fund changed its name to The Riverfront Small Company Select Fund and The Riverfront Income Equity Fund changed its name to The Riverfront Select Value Fund.

      The following sets forth the Trust's Rule 18f-3 Plan for each of its series, as amended to date. The term "Funds" shall refer to each series of the Trust:

      1.    Class Designation

      The Trust is authorized to issue shares of two classes, Investor A Shares and Investor B Shares for each of its Funds, except that The Riverfront U.S. Government Securities Money Market Fund is authorized to issue shares of two classes, Investor A Shares and Institutional Shares.

      2.    Class Characteristics

      Investor A Shares and Investor B Shares of a Fund other than The Riverfront U.S. Government Securities Money Market Fund, and Investor A Shares and Institutional Shares of The Riverfront U.S. Government Securities Money Market Fund, represent interests in the same investment portfolio of such Fund, shall be subject to all provisions of the Declaration of Trust, as amended, of the Trust generally applicable to shares, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

      Investor A Shares, Investor B Shares and Institutional Shares may be subject to the following differences: (a) differences related to the method of financing certain expenses ("Class Expenses"), which are limited to: (i) transfer agent fees as identified by the Trust's transfer agent as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; (iii) Blue Sky registration fees incurred by a class of shares; (iv) SEC registration fees incurred by a class of shares; (v) the expense of administrative personnel and services as required to support the shareholders of a specific class;
(vi) litigation or other legal expenses relating solely to one class of shares; and (vii) trustees' fees incurred as a result of issues relating to one class of shares; (b) differences related to expenses assessed to a class pursuant to a Rule 12b-1 plan; (c) differences related to the voting rights as to matters exclusively affecting one class of shares; (d) differences related to exchange privileges; (e) differences related to a shareholder services plan and (f) such differences, characteristics, rights and restrictions, including those described above, as are described from time to time in the Trust's Registration Statement.

      In addition, Investor A Shares, Investor B Shares and Institutional Shares shall be subject to the following:

      a. The dividends and distributions of investment income and capital gains with respect to the Investor A Shares, Investor B Shares and Institutional Shares shall be in such amount as may be declared from time to time by the Board of Trustees, and such dividends and distributions may vary between the classes to reflect differing allocations of the expenses of the Trust between the classes of shares to such extent and for such purposes as the Board of Trustees may deem appropriate.

      b. The proceeds of the redemption of an Investor B Share (including a fractional share), except those purchased through reinvestment of a dividend or a distribution, shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Investor B Shares pursuant to the terms of the issuance of the shares (to the extent consistent with the 1940 Act, or regulations or exemptions thereunder) and the Trust shall promptly pay to such distributor the amount of any such contingent deferred sales charge.

      c.    (1)   Each Investor B Share,  other than a share purchased through the  reinvestment  of  a  dividend  or a  distribution  with
                  respect  to  the  Investor  B  Share,   shall  be  converted
                  automatically,  and without any action or choice on the part of  the  holder  thereof,  into  Investor  A  Shares  at the relative  net asset value of each class,  at the time of the calculation  of the net asset  value of such class of shares on the date that is the first  business  day of the month in which  the  eighth  anniversary  of  the  issuance  of  such
                  Investor  B  Shares  occurs  (which,   for  the  purpose  of
                  calculating  the holding  period  required  for  conversion, shall  mean  (i) the  date on  which  the  issuance  of such
                  Investor  B  Shares  occurred  or  for  Investor  B
                  Shares obtained  through an exchange,  the date on which the issuance  of the  Investor  B  Shares  of an  eligible  Fund
                  occurred,   if  such  shares  were  exchanged  directly,  or
                  through a series of  exchanges,  for the Trust's  Investor B
                  Shares (the "Conversion Date")). The Board of Trustees shall adopt a resolution setting forth a list of eligible
                  Funds for purposes of this paragraph.

            (2) Each Investor B Share purchased through the reinvestment of a dividend or a distribution with respect to the Investor B Shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Trust for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Investor A Shares of the same Fund. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (c)(1) hereof bears to the total number of Investor B Shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Investor B Shares.

            (3) The number of Investor A Shares into which an Investor B Share is converted pursuant to paragraphs (c)(1) and (c)(2) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Investor B Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Investor A Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

            (4)    On the  Conversion  Date,  the Investor B Shares  converted into Investor A Shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

      3.    Differences in Distribution Arrangements

      Investor A Shares will be subject to a 4.5% sales charge (except for Investor A Shares of The Riverfront U.S. Government Securities Money Market Fund, which will have no sales charge), which sales charge may decrease for larger purchases and for concurrent purchases and similar plans and which may be eliminated for certain classes of purchasers, as described in the Trust's Registration Statement, and a .25% 12b-1 fee, will have exclusive voting rights with respect to the 12b-1 plan applicable to such shares, and will be exchangeable only for Investor A Shares of another Fund. Investor B Shares will be subject to a contingent deferred sales charge ranging from 4% to 1% on shares redeemed within the first six years after purchase and will convert automatically to Investor A Shares eight years after purchase, will be subject to a 1.00% 12b-1 fee, will have exclusive voting rights with respect to the 12b-1 plan applicable to such shares, and will be exchangeable only for Investor B Shares of another Fund. Institutional Shares of The
Riverfront U.S. Government Securities Money Market Fund will have no sales charge or 12b-1 fee, may initially be purchased only in amounts of $1,000,000 or more, must be redeemed if the investment falls below such amount because of a redemption or exchange, and {think through and describe the right to exchange into and out of this class for other classes in this and other funds}.

      4.    Expense Allocation

      The following expenses shall be allocated to the extent practicable on a class-by-class basis:

      a. Differences related to the method of financing Class Expenses, which are limited to: transfer agent fees as identified by the Trust's transfer agent as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; (iii) Blue Sky registration fees incurred by a class of shares; (iv) SEC registration fees incurred by a class of shares; (v) the expense of administrative personnel and services as required to support the shareholders of a specific class (limited to shareholder services mentioned in this paragraph); (vi) litigation or other legal expenses relating solely to one class of shares; and (vii) trustees' fees incurred as a result of issues relating to one class of shares; provided, however, that the foregoing Class
            Expenses allocated to each share of a class during a year will differ from the Class Expenses allocated to each share of the other class by less than 50 basis points of the average daily net asset value per share of the other class of shares;

      b. Differences related to expenses assessed to a class pursuant to a Rule 12b-1 plan; and

      c.    Such  differences,   characteristics,   rights  and  restrictions,
            including those described above, as are described from time to time in the Trust's Registration Statement.

      Expenses equally attributable to all Funds shall be apportioned to each Fund share, regardless of class, in proportion to its net asset value. All expenses attributable only to one or more, but not to all Funds, shall be apportioned to the shares of such Fund or Funds, regardless of class, in proportion to their net asset value.